EXHIBIT 10.1

AMENDED AND RESTATED

2006 EQUITY PARTICIPATION PLAN

OF

OSI SYSTEMS, INC.

1. PURPOSES OF THE PLAN

The purposes of this Amended and Restated 2006 Equity Participation Plan (the “Plan”) of OSI Systems, Inc., a Delaware corporation (the “Company”), are to:

(a) Encourage selected employees, directors and consultants to improve operations and increase profits of the Company;

(b) Encourage selected employees, directors and consultants to accept or continue employment or association with the Company or its Affiliates (as such term is defined in Section 2); and

(c) Increase the interest of selected employees, directors and consultants in the Company’s welfare through participation in the growth in value of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), through (i) the grant of stock options under this Plan (“Options”) and/or (ii) the issuance of shares of restricted Common Stock (“Restricted Stock”) under this Plan.

Options granted under this Plan may be “incentive stock options” (“ISOs”) intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”), or “nonqualified options” (“NQOs”).

2. ELIGIBLE PERSONS

Every person who, at the date of grant of an Option and/or Restricted Stock, is an employee of the Company or of any Affiliate of the Company is eligible to receive NQOs, ISOs and/or Restricted Stock under this Plan. Every person who, at the date of grant, is a consultant to, or non-employee director of, the Company or any Affiliate of the Company is eligible to receive NQOs and/or Restricted Stock under this Plan. The term “Affiliate” as used in this Plan means a parent or subsidiary corporation as defined in the applicable provisions (currently Sections 424(e) and (f), respectively) of the Code. The term “employee” includes an officer or director who is an employee of the Company. The term “consultant” includes persons employed by, or otherwise affiliated with, a consultant.

3. STOCK SUBJECT TO THIS PLAN; MAXIMUM NUMBER OF GRANTS

Subject to the provisions of Section 6.1.1 and Section 8(e)(i) of this Plan, the total number of shares of Common Stock which (a) may be granted as Restricted Stock and/or (b) issued upon the exercise of Options granted pursuant to this Plan, shall not exceed 6,700,000 shares of Common Stock in the aggregate. Subject to the forgoing limitation, in no event shall the total number of shares of Common Stock which may be granted as Restricted Stock pursuant to this Plan be permitted to exceed 1,675,000 shares of Common Stock in the aggregate. The shares of Common Stock covered by the portion of any Option grant under this Plan which expires or remains unexercised shall become available again for grant under this Plan. If any shares of Restricted Common Stock expire or are otherwise terminated, cancelled, surrendered or forfeited, then such shares of Common Stock shall also be available again for grant under this Plan. No eligible person shall be granted Options during any twelve-month period covering more than 425,000 shares.

4. ADMINISTRATION

(a) The Plan shall be administered by the Board of Directors of the Company (the “Board”) or by a committee (the “Committee”) to which administration of this Plan, or of part of this Plan, is delegated by the Board (in either case, the “Administrator”). The Board shall appoint and remove members of the Committee in its discretion in accordance with applicable laws. If necessary in order to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 162(m) of the Code, the Committee shall, in the Board’s discretion, be comprised solely of “non-employee directors” within the meaning of said Rule 16b-3 and “outside directors” within the meaning of Section 162(m) of the Code. The foregoing notwithstanding, the Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper and the Board, in its absolute discretion, may at any time and from time to time exercise any and all rights and duties of the Administrator under this Plan.

(b) Subject to the other provisions of this Plan, the Administrator shall have the authority, in its discretion, within the conditions of the Plan: (i) to grant Options; (ii) to determine the fair market value of the Common Stock subject to Options; (iii) to determine the exercise price of Options granted; (iv) to determine the persons to whom, and the time or times at which, Options and/or Restricted Stock shall be granted, and the number of shares subject to each Option and/or the number of shares of Restricted Stock; (v) to interpret this Plan; (vi) to prescribe, amend, and rescind rules and regulations relating to this Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical), including but not limited to, the time or times at which Options shall be exercisable; (viii) to determine the form of a grant of Restricted Stock under this Plan (a “Restricted Stock Grant”); (ix) to determine the terms and provisions of each Restricted Stock Grant (which need not be identical); (x) with the consent of the optionee, to modify or amend any Option; (xi) with the consent of the participant, to modify or amend any Restricted Stock Grant; (xii) to defer (with the consent of the optionee) the exercise date of any Option; (xiii) to authorize any person to execute on behalf of the Company any instrument evidencing the grant of an Option and/or the grant of Restricted Stock; and (xiv) to make all other determinations deemed necessary or advisable for the administration of this Plan. The Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper.

(c) All questions of interpretation, implementation, and application of this Plan shall be determined by the Administrator. Such determinations shall be final and binding on all persons.

5. GRANTING OF OPTIONS; OPTION AGREEMENT

(a) No Options shall be granted under this Plan after September 6, 2016.

(b) Each Option shall be evidenced by a written stock option agreement, in form satisfactory to the Administrator, executed by the Company and the person to whom such Option is granted.

(c) The stock option agreement shall specify whether each Option it evidences is an NQO or an ISO.

(d) Subject to Section 6.3.3 with respect to ISOs, the Administrator may approve the grant of Options under this Plan to persons who are expected to become employees, directors or consultants of the Company, but are not employees, directors or consultants at the date of approval, and the date of approval shall be deemed to be the date of grant unless otherwise specified by the Administrator.

6. TERMS AND CONDITIONS OF OPTIONS

Each Option granted under this Plan shall be subject to the terms and conditions set forth in Section 6.1. NQOs shall be also subject to the terms and conditions set forth in Section 6.2, but not those set forth in Section 6.3. ISOs shall also be subject to the terms and conditions set forth in Section 6.3, but not those set forth in Section 6.2.

6.1 Terms and Conditions to Which All Options Are Subject.    All Options granted under this Plan shall be subject to the following terms and conditions:

6.1.1 Changes in Capital Structure.    Subject to Section 6.1.2, if the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, or recapitalization, combination or reclassification, appropriate adjustments shall be made by the Board in (a) the number and class of shares of stock subject to this Plan and each Option outstanding under this Plan, and (b) the exercise price of each outstanding Option; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustments. Each such adjustment shall be subject to approval by the Board in its sole discretion.

6.1.2 Corporate Transactions.    In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each optionee at least 30 days prior to such proposed action. To the extent not previously exercised, all Options will terminate immediately prior to the consummation of such proposed action; provided, however, that the Administrator, in the exercise of its sole discretion, may permit exercise of any Options prior to their termination, even if such Options were not otherwise exercisable. In the event of a merger or consolidation of the Company with or into another corporation or entity in which the Company does not survive, or in the event of a sale of all or substantially all of the assets of the Company in which the shareholders of the Company receive securities of the acquiring entity or an affiliate thereof, all Options shall be assumed or equivalent options shall be substituted by the successor corporation (or other entity) or a parent or subsidiary of such successor corporation (or other entity); provided, however, that if such successor does not agree to assume the Options or to substitute equivalent options therefor, the Administrator, in the exercise of its sole discretion, may permit the exercise of any of the Options prior to consummation of such event, even if such Options were not otherwise exercisable.

6.1.3 Time of Option Exercise.    Subject to Section 5 and Section 6.3.4, Options granted under this Plan shall be exercisable (a) immediately as of the effective date of the stock option agreement granting the Option, or (b) in accordance with a schedule as may be set by the Administrator (in any case, the “Vesting Base Date”) and specified in the written stock option agreement relating to such Option. In any case, no Option shall be exercisable until a written stock option agreement in form satisfactory to the Company is executed by the Company and the optionee. Notwithstanding the foregoing, to the extent required by applicable laws, rules and regulations, the right to exercise Options granted pursuant to this Plan shall vest at the rate of at least 20% per year from the date of grant.

6.1.4 Option Grant Date.    The date of grant of an Option under this Plan shall be the date as of which the Administrator approves the grant.

6.1.5 Nontransferability of Option Rights.    Except with the express written approval of the Administrator which approval the Administrator is authorized to give only with respect to NQOs, no Option granted under this Plan shall be assignable or otherwise transferable by the optionee except by will or by the laws of descent and distribution. During the life of the optionee, an Option shall be exercisable only by the optionee.

6.1.6 Payment.    Except as provided below, payment in full, in cash, shall be made for all stock purchased at the time written notice of exercise of an Option is given to the Company, and proceeds of any payment shall constitute general funds of the Company. The Administrator, in the exercise of its absolute discretion after considering any tax, accounting and financial consequences, may authorize any one or more of the following additional methods of payment:

(a) Acceptance of the optionee’s full recourse promissory note for all or part of the Option price, payable on such terms and bearing such interest rate as determined by the Administrator (but in no event less than the minimum interest rate specified under the Code at which no additional interest would be imputed), which promissory note may be either secured or unsecured in such manner as the Administrator shall approve (including, without limitation, by a security interest in the shares of the Company);

(b) Subject to the discretion of the Administrator and the terms of the stock option agreement granting the Option, delivery by the optionee of shares of Common Stock already owned by the optionee for all or part of the Option price, provided the fair market value (determined as set forth in Section 6.1.10) of such shares of Common Stock is equal on the date of exercise to the Option price, or such portion thereof as the optionee is authorized to pay by delivery of such stock;

(c) Subject to the discretion of the Administrator, through the surrender of shares of Common Stock then issuable upon exercise of the Option, provided the fair market value (determined as set forth in Section 6.1.10) of such shares of Common Stock is equal on the date of exercise to the Option price, or such portion thereof as the optionee is authorized to pay by surrender of such stock; and

(d) By means of so-called cashless exercises as permitted under applicable rules and regulations of the Securities and Exchange Commission and the Federal Reserve Board.

6.1.7 Termination of Employment.    If for any reason other than death or permanent and total disability, an optionee ceases to be employed by the Company or any of its Affiliates (such event being called a “Termination”), Options held at the date of Termination (to the extent then exercisable) may be exercised in whole or in part at any time within three months of the date of such Termination, or such other period of not less than 30 days after the date of such Termination as is specified in the stock option agreement or by amendment thereof (but in no event after the Expiration Date, as such term is defined in Section 6.1.11); provided, however, that if such exercise of the Option would result in liability for the optionee under Section 16(b) of the Exchange Act, then such three-month period automatically shall be extended until the tenth day following the last date upon which optionee has any liability under Section 16(b) (but in no event after the Expiration Date). If an optionee dies or becomes permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code) while employed by the Company or an Affiliate or within the period that the Option remains exercisable after Termination, Options then held (to the extent then exercisable) may be exercised, in whole or in part, by the optionee, by the optionee’s personal representative or by the person to whom the Option is transferred by devise or the laws of descent and distribution, at any time within six months after the death or six months after the permanent and total disability of the optionee or any longer period specified in the stock option agreement or by amendment thereof (but in no event after the Expiration Date). For purposes of this Section 6.1.7, “employment” includes service as a director or as a consultant. For purposes of this Section 6.1.7, an optionee’s employment shall not be deemed to terminate by reason of sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed 90 days or, if longer, if the optionee’s right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute.

6.1.8 Withholding and Employment Taxes.    At the time of exercise of an Option and as a condition thereto, or at such other time as the amount of such obligations becomes determinable (the “Tax Date”), the optionee shall remit to the Company in cash all applicable federal and state withholding and employment taxes. Such obligation to remit may be satisfied, if authorized by the Administrator in its sole discretion, after considering any tax, accounting and financial consequences, by the optionee’s (i) delivery of a promissory note in the required amount on such terms as the Administrator deems appropriate, (ii) tendering to the Company previously owned shares of Common Stock or other securities of the Company with a fair market value equal to the required amount, or (iii) agreeing to have shares of Common Stock (with a fair market value equal to the required amount) which are acquired upon exercise of the Option withheld by the Company.

6.1.9 Other Provisions.    Each Option granted under this Plan may contain such other terms, provisions, and conditions not inconsistent with this Plan as may be determined by the Administrator, and each ISO granted under this Plan shall include such provisions and conditions as are necessary to qualify the Option as an “incentive stock option” within the meaning of Section 422 of the Code.

6.1.10 Determination of Value.    For purposes of this Plan, the fair market value of Common Stock or other securities of the Company shall be determined as follows:

(a) If the stock of the Company is regularly quoted by a recognized securities dealer, and selling prices are reported, its fair market value shall be the closing price of such stock on the date the value is to be determined, but if selling prices are not reported, its fair market value shall be the mean between the high bid and low asked prices for such stock on the date the value is to be determined (or if there are no quoted prices for the date of grant, then for the last preceding business day on which there were quoted prices).

(b) In the absence of an established market for the stock, the fair market value thereof shall be determined in good faith by the Administrator, with reference to the Company’s net worth, prospective earning power, dividend-paying capacity, and other relevant factors, including the goodwill of the Company, the economic outlook in the Company’s industry, the Company’s position in the industry, the Company’s management, and the values of stock of other corporations in the same or a similar line of business.

6.1.11 Option Term.    Subject to Section 6.3.4, no Option shall be exercisable more than 10 years after the date of grant, or such lesser period of time as is set forth in the stock option agreement (the end of the maximum exercise period stated in the stock option agreement is referred to in this Plan as the “Expiration Date”).

6.1.12 Repricing.    Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or cancel outstanding Options in exchange for cash, other awards or Options with an exercise price that is less than the exercise price of the original Options without stockholder approval.

6.2 Terms and Conditions to Which Only NQOs Are Subject.    Options granted under this Plan which are designated as NQOs shall be subject to the following terms and conditions:

6.2.1 Exercise Price.

(a) Except as set forth in Section 6.2.1(b), the exercise price of a NQO shall in no event be less than the fair market value (as determined in accordance with Section 6.1.10) of the stock subject to the Option on the date of grant.

(b) To the extent required by applicable laws, rules and regulations, the exercise price of a NQO granted to any person who owns, directly or by attribution under the Code (currently Section 424(d)), stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Affiliate (a “Ten Percent Shareholder”) shall in no event be less than 110% of the fair market value (as determined in accordance with Section 6.1.10) of the stock covered by the Option at the time the Option is granted.

6.3 Terms and Conditions to Which Only ISOs Are Subject.    Options granted under this Plan which are designated as ISOs shall be subject to the following terms and conditions:

6.3.1 Exercise Price.

(a) Except as set forth in Section 6.3.1(b), the exercise price of an ISO shall be determined in accordance with the applicable provisions of the Code and shall in no event be less than the fair market value (as determined in accordance with Section 6.1.10) of the stock covered by the Option at the time the Option is granted.

(b) The exercise price of an ISO granted to any Ten Percent Shareholder shall in no event be less than 110% of the fair market value (determined in accordance with Section 6.1.10) of the stock covered by the Option at the time the Option is granted.

6.3.2 Disqualifying Dispositions.    If stock acquired by exercise of an ISO granted pursuant to this Plan is disposed of in a “disqualifying disposition” within the meaning of Section 422 of the Code (a disposition within two years from the date of grant of the Option or within one year after the transfer such stock on exercise of the Option), the holder of the stock immediately before the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the Option as the Company may reasonably require.

6.3.3 Grant Date.    If an ISO is granted in anticipation of employment as provided in Section 5(d), the Option shall be deemed granted, without further approval, on the date the grantee assumes the employment relationship forming the basis for such grant, and, in addition, satisfies all requirements of this Plan for Options granted on that date.

6.3.4 Term.    Notwithstanding Section 6.1.11, no ISO granted to any Ten Percent Shareholder shall be exercisable more than five years after the date of grant.

7. MANNER OF EXERCISE

(a) An optionee wishing to exercise an Option shall give written notice to the Company at its principal executive office, to the attention of the officer of the Company designated by the Administrator, accompanied by payment of the exercise price and withholding taxes as provided in Sections 6.1.6 and 6.1.8. The date the Company receives written notice of an exercise hereunder accompanied by payment of the exercise price will be considered as the date such Option was exercised. (b) Promptly after receipt of written notice of exercise of an Option and the payments called for by Section 7(a), the Company shall, without stock issue or transfer taxes to the optionee or other person entitled to exercise the Option, deliver to the optionee or such other person a certificate or certificates for the requisite number of shares of stock. An optionee or permitted transferee of the Option shall not have any privileges as a shareholder with respect to any shares of stock covered by the Option until the date of issuance (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent) of such shares.

8. RESTRICTED STOCK

(a) Terms of Grant.    The Administrator may grant Restricted Stock Grants to such employees, consultants and non-employee directors, in such amounts, and subject to such terms and conditions as the Administrator may determine in its sole discretion, including such restrictions on transferability and other restrictions as the Administrator may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Administrator shall determine. No Restricted Stock Grants shall be granted under this Plan after September 6, 2016.

(b) Purchase Price.    The Administrator shall, in its sole discretion, determine the purchase price, if any, and form of payment for Restricted Stock.

(c) Restricted Stock Grant Agreement.    Restricted Stock shall be granted pursuant to a written agreement, in form satisfactory to the Administrator, which shall set forth the terms of the Restricted Stock Grant. Restricted Stock granted under a restricted stock grant Agreement shall be evidenced by certificates registered in the name of the participant, which certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Company may retain physical possession of any such certificates, and the Company may require a participant awarded Restricted Stock to deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock for so long as the Restricted Stock is subject to a risk of forfeiture.

(d) Rights as Shareholder.    Unless otherwise determined by the Administrator at the time of a grant, the holder of Restricted Stock shall have the right to vote the Restricted Stock and to receive dividends thereon, unless and until such shares are forfeited.

(e) Adjustments.

(i) Changes in Capital Structure.    If the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, appropriate adjustments shall be made by the Board in the number and class of shares of stock subject to this Plan and each Restricted Stock Grant outstanding under this Plan; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustment. Each such adjustment shall be subject to approval by the Board in its sole discretion.

(ii) Corporate Transactions.    In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each participant at least 30 days prior to such proposed action. The Restricted Stock Grants will terminate immediately prior to the consummation of such proposed action; provided, however, that the Administrator, in the exercise of its sole discretion, may permit exercise of any Restricted Stock Grant prior to its termination, even if such Restricted Stock Grant were not otherwise exercisable. In the event of a merger or consolidation of the Company with or into another corporation or entity in which the Company does not survive, or in the event of a sale of all or substantially all of the assets of the Company in which the shareholders of the Company receive securities of the acquiring entity or an affiliate thereof, all Restricted Stock Grants shall be assumed or equivalent awards shall be substituted by the successor corporation (or other entity) or a parent or subsidiary of such successor corporation (or other entity); provided, however, that if such successor does not agree to assume the Restricted Stock Grants or to substitute equivalent awards therefor, the Administrator, in the exercise of its sole discretion, may permit the exercise of any of the Restricted Stock Grants prior to consummation of such event, even if such Restricted Stock Grants were not otherwise exercisable.

9. EMPLOYMENT OR CONSULTING RELATIONSHIP

Nothing in this Plan, nor any Restricted Stock Grant, nor or any Option grant, shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate any participant’s or optionee’s employment or consulting at any time, nor confer upon any participant or optionee any right to continue in the employ of, or consult with, the Company or any of its Affiliates.

10. CONDITIONS UPON ISSUANCE OF SHARES

Neither shares of Restricted Stock nor shares of Common Stock underlying Options shall be issued to the participant or the optionee unless the issuance and delivery of such shares of Restricted Stock, the exercise of such Option and the issuance and delivery of such shares of Common Stock underlying such Option shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended (the “Securities Act”).

11. NONEXCLUSIVITY OF THE PLAN

The adoption of this Plan shall not be construed as creating any limitations on the power of the Company to adopt such other incentive or equity participation arrangements as it may deem desirable, including, without limitation, the granting of stock options or the issuance of shares of Common Stock other than under this Plan.

12. MARKET STANDOFF

Each participant and optionee, if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Company under the Securities Act, shall not sell or otherwise transfer any shares of Common Stock acquired upon exercise of Options and/or any shares of Restricted Stock during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act after the date of adoption of this Plan which includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restriction until the end of such 180-day period.

13. AMENDMENTS TO PLAN

The Board may at any time amend, alter, suspend or discontinue this Plan. Without the consent of an optionee and/or a participant, no amendment, alteration, suspension or discontinuance may adversely affect (a) outstanding Options except to conform this Plan and ISOs granted under this Plan to the requirements of federal or other tax laws relating to incentive stock options and/or (b) Restricted Stock Grants. No amendment, alteration, suspension or discontinuance shall require shareholder approval unless (a) shareholder approval is required to preserve incentive stock option treatment for federal income tax purposes or (b) the Board otherwise concludes that shareholder approval is advisable.

14. EFFECTIVE DATE OF PLAN; TERMINATION

This Plan shall become effective upon adoption by the Board provided, however, that no Option shall be exercisable unless and until written consent of the shareholders of the Company, or approval of shareholders of the Company voting at a validly called shareholders’ meeting, is obtained within twelve months after adoption by the Board. If such shareholder approval is not obtained within such time, Options granted hereunder shall terminate and be of no force and effect, and any Restricted Stock Grants or exercises that have already occurred shall be rescinded, from and after expiration of such twelve-month period. Options may be granted and exercised under this Plan only after there has been compliance with all applicable federal and state securities laws. This Plan (but not the Options and/or the Restricted Stock Grants previously granted under this Plan) shall terminate on September 6, 2016.

15. DELIVERY OF FINANCIAL STATEMENTS

To the extent required by applicable laws, rules and regulations, the Company shall deliver to each optionee financial statements of the Company at least annually while such optionee holds an outstanding Option.